Exhibit 10.13

Transportation & Fulfillment Services Agreement

This Services Agreement (the “Agreement”) is effective as of ________ (the “Effective Date”) and valid until __________ (the “End Date”).

BETWEEN: _______________ (the “Party A”), a company organized and existing under the laws of the State of __________, with its registered office located at: _______________________________________________

TEL: ______________

FAX: ______________

CONTACT: ______________

E-MAIL: ______________

AND:

DUKE SYSTEM LOGISTICS INC (the “Party B”), a company organized and existing under the laws of the State of California,

with its registered office located at: 5150 S ARCHIBALD AVE, ONTARIO, CA 91762

TEL:	+1909.385.1688

FAX:	+1909.385.1699

CONTACT: MICHAEL YANG

EMAIL: MICHAEL@DUKESYSTEM.COM

WHEREAS, Party B desires to provide to Party A and Party A desires to receive from Party B, various agreed-upon optional and tailored logistic services including Fulfillment Service and Transportation Service under the terms and conditions of this Agreement (as defined below). Party A and Party B are each sometimes referred to herein as a “Party” and together as the “Parties”.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Party A and Party B hereby agree as follows:

This Agreement contains the general terms and conditions that govern Party A’s access to and use of the Service(s) and is an agreement between Party A and Party B. By registering for or using the Service(s), Party A agree to be bound by (a) this Agreement, including the general terms and conditions as well as the terms and conditions of each service Party A register to use; (b) all corresponding descriptions, guidelines, requirements, rules, regulations, policies, declarations, terms and conditions, and other information on the applicable service page(s).

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1.	Service Enrollment

1.1.	To begin the enrollment process, Party A must create Party A’s user account. Use of the services is limited to parties that can lawfully enter into and form contracts under applicable Law. As part of the Party B fulfillment user account registration, Party A must provide Party B with Party A’s legal name, real current physical address, true phone number, and valid e-mail address.

1.2.	For the purposes of activating Party A’s Account and processing Party A’s orders, Party A shall provide Party B: (a) a copy of Party A’s business license, (b) a copy of Party A’s Employer Identification Number (EIN) assignment letter, (c) Party A’s social security number or a copy of Party A’s valid government issued identification if Party A are Self-Employed, and (d) any other documents requested by us, with a signature of Party A’s legal representative on each document.

1.3.	If Party B has reason to believe that any information, subject to clause 1.1 and 1.2, provided is untrue or incomplete, Party B reserve the right to close Party A’s Account or limit Party A’s Account access until such discrepancy is corrected.

1.4.	Party A shall submit Party A’s request(s) for Party A’s merchandise to receive transportation & fulfillment services, including each or all of its sub services of (a) import inventory management, (b) warehousing and distribution, and (c) return management (d) air drop shipping service, (e) sea drop shipping service, (f) end to end freight service, and (g) first leg freight service in Party B’s portal or via e-mail.

1.5.	Without Party A’s approval, Party B shall not move Party A’s merchandise out of the storage locations or dispose of Party A’s merchandise in any other way unless permitted by the Agreement.

1.6.	When Party A’s merchandise is not in compliance with the shipping requirements of the shipping options listed on Party B’s Site, Party A shall give Party B a prior written notice via e-mail or in any other written form for advice. Party A shall ship the items to Party B only after receiving Party B’s written approval.

2.	Fees and Payment Terms

2.1.	Payment term for Standard Service Fees

2.1.1.	The standard service fees of the Services as specified in Exhibit C include, but are not limited to, service fees of global first-leg freight, warehousing and/or storage, order handling, last-mile delivery, and/or value-added services. The prices of the Services are fixed during the term of the Agreement, except for the warehouse services as set forth in clause 2.1.3 below.

2.1.2.	Party A agrees to pay Party B for the Service(s) provided herein in accordance with the prices set forth in Exhibit C.

2.1.3.	Party B will invoice the Services as follows:

All the other Charges of Services listed in Exhibit C: Party B shall charge Party A monthly. Monthly Invoices will be sent by the 5th of each Calendar month, based on the actual activities occurred in the previous month. The Invoice will be issued including supporting documents.

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2.1.4.	Payment of the Services shall take place within thirty (25) days after the invoice date.

2.1.5.	If Party A does not pay the outstanding amounts within the agreed payment term, Party A will be notified via Party B’s system or by email or by registered mail. Party A shall pay the outstanding amount to Party B within 10 business days after receiving Party B’s notice. If Party A fail to pay the outstanding amount to Party B within 10 business days after notice, then Party B reserve the right, at Party B’s sole discretion, to discontinue providing any or all Service(s) until payment in full is made.

2.2.	Payment default and interest

Party A agrees that if litigation of collection procedures must be instituted for collection of any unpaid invoices, Party A will pay all costs of such efforts, including reasonable attorney’s fees. All invoices more than 30 days past due invoice date shall be deemed past due, and interest on said invoice shall accrue at the rate of 1% per month (12% per year).

3.	Acceptable Products

3.1.	Party A, to Party A’s knowledge, and, at all times during the period of receiving services under this Agreement and any exhibits hereunder, shall remain in material compliance with all applicable Laws, rules, and regulations of import and export in the place of origin, the destination, or any sites through which the products travel.

3.2.	Party A warrants that Party A’s consignment to Party B does not include:

(a)	Any products related to illegal activities or which are prohibited by Law in the place of origin, the destination, or any sites through which the products travel. See Exhibit A Prohibited and Restricted Items for Import and Export hereunder for more information which forms a part of this Agreement.

(b)	Any products that are illegal in the country where the Party B warehouse is holding inventory, including the products which are counterfeit or infringe upon the Intellectual Property Right(s) of any third party.

(c)	Any products that are listed in Exhibit B entitled IATA Dangerous Goods Classification which forms a part of this Agreement.

3.3.	For the following types of products, Party A must obtain written approval from Party B prior to sending products to any Party B location. These types of products have unique characteristics that require special attention or a limitation of services by Party B, and will require Party A to sign a product-specific addendum to this Agreement before they can be processed. Party B are not responsible for any processing delays or costs associated with a failure to obtain approval in advance for the following:

3.3.1.	Products with specific transportation restrictions and/or limitations, including:

(a)	Lithium-ion batteries (there are no restrictions on batteries in Party B warehouses, but carriers typically have restriction on transporting products with Lithium-ion batteries);

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(b)	Less than 3 Units of any Stock Keeping Unit(s)(SKU), but Units sent as a part of a test order are excluded from this exception provided Party A give Party B notice of the test order.

3.3.2.	High value products, or restricted monetary equivalents, including:

(a)	Products with a replacement value over $500 per item;

(b)	Cash equivalents.

3.3.3.	Hazardous and/or dangerous products, including:

(a)	Perfumes and Fragrances;

(b)	Knives;

(c)	Any product with, or requiring, a Material Safety Data Sheet (MSDS).

3.3.4.	Regulated products.

3.3.5.	Used and previously-owned products.

3.3.6.	Adult, “Adult use only”, adult-oriented, or adult-themed products requiring special handling including any products containing adult-themed packaging or images.

3.3.7.	Exposed products which can be damaged by dust.

3.3.8.	Posters or flyers which require rolling or packaging to prevent crushing.

3.3.9.	Temperature-sensitive and pressure-sensitive products, including:

(a)	Products that would become brittle or otherwise be damaged in temperatures < 32° F (0° C);

(b)	Products that would melt or otherwise be damaged in temperatures > 90° F (32° C);

(c)	Products susceptible to damage because of any condition that may be encountered in air transportation, such as high or low temperatures, high or low atmospheric pressure, or sudden changes in either.

3.3.10.	Products or product packaging that are susceptible to damage through ordinary handling or extended storage:

(a)	Any shippable product must be able to pass a 4-foot drop test onto a hard surface without the product breaking. A drop test consists of five drops: flat on base; flat on top; flat on longest side; flat on shortest side; on a corner;

(b)	Any shippable product must be able to with stand a full minute vigorous shaking (FMVS) test without any content breaking.

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4.	Terms, Renewal Option, and Termination

4.1.	Unless sooner terminated as herein provided, the term of this Agreement shall be for a period of 1 year commencing on the “Effective Date” and terminating on the “Expiration Date” (the “Original Term”); however, if both parties shall have the intention of extending the original term for additional years after the expiration date on the Agreement provided herein, such option shall be deemed exercised when both parties signing a supplemental Agreement.

4.2.	Either party may terminate this Agreement for any reason or for no reason at any time with sixty days prior written notice to the other party.

4.3.	If an event of force majeure causes the failure to perform any of the obligations under this Agreement, either party may terminate this agreement upon written notice to the other party by giving a 14-day notice to the other and by describing the event(s) which the terminating party believes constitutes the event of force majeure.

4.4.	Either party shall have the right to terminate this agreement immediately upon written notice to the other party if:

(a)	your consignment includes infringing/counterfeit/prohibited/restricted/illegal items;

(b)	a party breaches any material term of this Agreement and the breaching party has not cured the breach within thirty (30) days after receiving a written Notice of Breach (or within the time periods otherwise specified in this Agreement); and

(c)	a party undergoes a change of control (such as merger, acquisition, alternation of legal Person, asset restructuring, etc.) that results in failure to fully perform this Agreement on a timely basis.

5.	Representations

Party A represent and warrant to Party B that:

(a)	as a business, Party A are duly organized, validly existing and in good standing under the Law of the country in which Party A’s business is registered.

(b)	Party A have all requisite right, power, and authority to enter into this Agreement, perform Party A’s obligations, and grant the rights, licenses, and authorizations in this Agreement and that the Person signing this Agreement is duly authorized to do so.

(c)	any information provided or made available by Party A or Party A’s Affiliate(s) to PARTY B or its Affiliate(s) is at all times accurate and complete; and

(d)	Party A and all of Party A’s subcontractors, agents, suppliers, and all those acting for Party A will comply with all applicable Laws, rules and regulations in Party A’s performance of Party A’s obligations and exercise of Party A’s rights under this Agreement.

6.	Disclaimer & General Release

Because PARTY B is not involved in transactions between customers and sellers or other participant dealings, if a dispute arises between one or more participants, Party A, on Party A’s own behalf and on behalf of each participant acting by or through Party A hereby releases Party B (and its agents and employees) from any and all claims, demands, and damages (actual and consequential) of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way connected with such disputes and hereby waives any code section in any jurisdiction, such as California Civil Code Section 1542, which sets forth any limitations on this or any general release of claims.

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7.	Insurance

7.1.	Party A has the right to choose either to purchase storage and shipping insurances from a third party recommended by Party B or from other resources at Party A’s own decision.

7.2.	For shipments or stored merchandise, Party B’s maximum liability is up to $100 for each shipment or piece of merchandise which may have been lost, damaged, or destroyed.

8.	Limitation of Liability

8.1.	To the fullest extent permitted by Law, Party B and its parent companies, subsidiaries, Affiliate(s), joint ventures, officers, directors, managers, employees, representatives, and agents (each, a “Party B Indemnified Person”, and collectively “Party B Indemnified Persons”) shall have no liability, whether direct or indirect, in contract or tort or otherwise, to Party A or any other party for or in connection with the Fulfillment and Transportation Services rendered or to be rendered by any Party B Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Party B Indemnified Person’s actions or in actions in connections with any such Fulfillment and Transportation Services, except for Damages (as defined below) arising out of or resulting from (i) Party B’ breach of this Agreement, (ii) such Party B Indemnified Person’s violation of Law, (iii) a breach of Party B’ representations set forth in this Agreement, or (iv) such Party B Indemnified Person’s gross negligence or willful misconduct.

8.2.	PARTY B’ liability for claims arising out of, resulting from, or in any way connected with this Agreement is limited to the lesser of $1,000 or the amounts actually paid by client allocable to the services involved in the claim for the three (3) months preceding the event or events first giving rise to such claim. In no event shall Party B be liable to client for any contingent, special, direct, indirect, incidental, consequential, extra-contractual, exemplary, punitive, multiplied or any other form of damages, or for damages for lost sales or profits or opportunities or cost of cover, or for injury, regardless of whether such damages are foreseeable or whether the parties have been advised of the possibility of such damages. The limitations above apply to all causes of action separately, or in the aggregate, whether based in contract, tort (including negligence) or any other legal theory (including strict liability), arising out of or relating to this Agreement, client’s use of, misuse of , or reliance on the services provided pursuant to this Agreement, client’s inability to use the services, the availability of the services, and/or the interruption, suspension, or termination of the services, including damages incurred by or caused by third parties, even if advised of the possibility of such liability and notwithstanding any failure of the essential purpose of any such limited remedy. Under no circumstances shall Party B be liable for any losses incurred attributable to any electronic data transfers, unless such losses result from the gross negligence or willful misconduct of Party B.

8.3.	In addition to the foregoing, each party agrees that both shall be obligated to use commercially reasonable efforts to mitigate any damages suffered by any party to the extent they are able to do so and to the extent required by applicable Law.

8.4.	Except under special arrangements previously made in writing by an expressly authorized officer or director of Party B, Party A agree that Party B shall have no responsibility or liability with regard to any failure to adhere to agreed departure or arrival dates of goods when such transportation arrangement is arranged by party A.

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8.5.	Party B’s liability howsoever arising and, notwithstanding that the cause of loss or damage be unexplained, shall not exceed the lessor of:

(a)	the declared value for each product which may have been lost, damaged, or destroyed; or

(b)	the actual value of such piece(s) at the origin port including the freight and other charges if paid.

9.	Indemnification

Party A hereby agree to release, defend, indemnify and hold harmless Party B and Party B’s parent companies, subsidiaries, Affiliate(s), joint ventures, officers, directors, managers, employees, representatives, and agents against any claim, loss, damage, settlement, cost, expense, or other liability (including, without limitation, attorneys’ fees) (each, a “Claim”) arising from or related to:

(a)	Party A’s actual or alleged breach of any obligations in this Agreement;

(b)	any of Party A’s Products (including their offer, sale, performance, and fulfillment), Party A’s Materials, any actual or alleged infringement of any Intellectual Property Right(s) by any of the foregoing, and any personal injury, death, or property damage related thereto; or

(c)	Party A’s Personnel (including any act or omission of Party A’s Personnel or any claim brought or directed by Party A’s Personnel).

10.	Anti-Counterfeiting

The merchandise that Party A will consign to Party B for using Party B’s services must be authentic. Party A represent, warrant and guarantee that Party A’s consignment does not infringe upon any patent, or any Trademark, copyright, trade secret, right of publicity, any other Intellectual Property Right(s) or contain any other counterfeit merchandise, including any products that have been illegally replicated, reproduced, or manufactured; and there is currently no actual or threatened suit against Party A by any third party based on an alleged violation of such right. Party A fully understand that:

10.1.	It is Party A’s responsibility to source and consign Party B only authentic products.

10.2.	Party B have the right to have Party A’s consignment inspected by the inspection authority in the original port. If any counterfeit merchandise is found and confirmed by the related inspection authority to us, Party B may immediately terminate Party B’s service(s) and seize, sequester or destroy the related inventory in Party B’s local logistics centers without reimbursement. In addition, please be advised that the consignment of counterfeit goods can lead to legal action by rights holders and civil and criminal penalties against Party A.

10.3.	If any counterfeit merchandise is found by local customs during the process of transportation, the local customs will confiscate the merchandise immediately and Party B also shall terminate Party B’s service(s) to Party A immediately. Party A shall solely be liable for any fine(s) imposed, confiscation or legal actions that may arise, and any direct or indirect, civil or criminal penalties.

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10.4.	Party B are not obliged to check whether Party A’s inbound inventory contains counterfeit merchandise. However, Party B shall be entitled to require Party A to provide a brand authorization certificate or other authenticating documents if Party B suspect that the inventory contains counterfeit merchandise. If Party A fail to provide Party B the brand authorization certificate or other authenticating documents within three (3) business days, Party B shall have the right, at Party B’s election, to immediately terminate Party B’s service(s) and seize, sequester or destroy the related inventory in Party B’s local logistics centers without reimbursement, and Party B shall have the right to hand it over to Law enforcement agencies. In addition, Party A shall solely be liable for any destruction fee and fine(s) imposed, confiscation or legal actions that may arise, and any direct or indirect, civil or criminal penalties.

11.	Confidentiality

During the term of Party A’s use of the Services, Party A may receive information relating to Party B or to the Services, including but not limited to Party B Transaction Information, that is not known to the general public (“Confidential Information”). Party A agree that:

(a)	all Confidential Information will remain Party B’s exclusive property.

(b)	Party A will use Confidential Information only as is reasonably necessary for Party A’s participation in the Services.

(c)	Party A will not otherwise disclose Confidential Information, directly or indirectly, to any other Person; and

(d)	Party A will take all reasonable measures to protect the Confidential Information against any use or disclosure that is not expressly permitted in this Agreement. Party A may not issue any press release or make any public statement related to the Services, or use Party B’s name, Trademark(s), or logo, in any way (including in promotional material) without Party B’s advance written permission or misrepresent or embellish the relationship between Party B in any way.

12.	Force Majeure

12.1.	Neither Party A nor Party B shall be liable for any delay or failure to perform any of the obligations under this Agreement by reasons, events or other matters beyond Party B’s reasonable control, including but not limited to (a) Acts of God (including fire, explosion, tidal wave, flood, earthquake, drought, storm, hurricane or other natural disaster); (b) war, hostilities (regardless of whether war is declared), invasion, act of foreign enemies, mobilization, requisition, or embargo; (c) rebellion, revolution, insurrection, military or usurped power, or civil war; (d) contamination by radio-activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component of such assembly; (d) riot, commotion, labor dispute, strikes, go slows, lock outs, interruption, disorder, unless solely restricted to employees of the Supplier or of its Subcontractors; (e) acts or threats of terrorism; (f) confiscation, nationalization, government sanction, blockage, or embargo; or (g) failure of electricity, internet or telephone service.

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12.2.	If a party asserts force majeure as an excuse for any delay or failure to perform the party’s obligations, such as failure to deliver the order and failure to make an online deposit to Party A’s Party B user account, the party so failing to perform must (a) notify in a written form to the other party timely of the fact, cause, and expected duration of the failure to perform; (b) continue its attempts to perform; (c) keep the other party informed of a likely end of the cause of the failure to perform; and (d) perform promptly when again able to do so.

13.	Relationship of Parties

13.1.	Party A and Party B are parties to a non-exclusive commercial transaction, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, employment relationship or independent contractor relationship between Party A and Party B. Party A will have no authority to make or accept any offers or representations on Party B’s behalf. This Agreement will not create an exclusive relationship between Party A and Party B.

13.2.	Nothing expressed or mentioned in or implied from this Agreement is intended or will be construed to give to any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or in respect to this Agreement. There are no third party beneficiaries to this Agreement. This Agreement and all of the representations, warranties, covenants, conditions, and provisions in this Agreement are intended to be and are for the sole and exclusive benefit of Party B and Party A. As between Party A and Party B, Party A will be solely responsible for all obligations associated with the use of any third party service or feature that Party A permit Party B to use on Party A’s behalf, including compliance with any applicable terms of use. Party A will not make any statement, whether on Party A’s site or otherwise, that would contradict anything in this section.

14.	Use of Party B Transaction Information

Party A will not, neither will Party A’s Affiliate(s), directly or indirectly: (a) disclose any Party B Transaction Information (except that Party A may disclose that information solely as necessary for Party A to perform Party A’s obligations under this agreement if Party A ensure that every recipient uses the information only for that purpose and complies with the restrictions applicable to Party A related to that information); (b) use any Party B Transaction Information for any marketing or promotional purposes whatsoever, or otherwise in any way inconsistent with Party B’s or Party A’s privacy policies or applicable Law; or (c) disparage or defame us, Party B’s Affiliate(s), or any of their or Party B’s respective products or services or any customer.

15.	Suggestions and Other Information

If Party A or any of Party A’s Affiliate(s) elect to provide or make available suggestions, comments, ideas, improvements, or other feedback or materials to Party B in connection with or related to any Party B Service or Party B’s Site (including any related Technology), Party B will be free to use, disclose, reproduce, modify, license, transfer and otherwise distribute, and exploit any of the foregoing information, materials or ideas in any manner. In order to cooperate with governmental requests, to protect Party B’s systems and customers, or to ensure the integrity and operation of Party B’s business and systems, Party A agree that Party B may access and disclose any information Party B consider necessary or appropriate, including but not limited to user contact details, IP addresses and traffic information, usage history and posted Content.

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16.	Password Security

Any password Party B provide to Party A may be used only during the term to access User Center (or other tools Party B provide) to use the services. Party A are solely responsible for maintaining the security of Party A’s password. Party A may not disclose Party A’s password to any third party (other than third parties authorized by Party A to use Party A’s Account in accordance with this agreement) and are solely responsible for any use of or action taken under Party A’s password. If Party A’s password is compromised, Party A must immediately change Party A’s password.

17.	Miscellaneous

17.1.	If the services provided to Party A by PARTY B are performed in whole or in part in the United States of America, these provisions shall be governed by the Laws of the state of California and the Laws of the United States, without reference to rules governing choice of Laws or the convention on Convention on Contracts for the International Sale of Goods. By accepting the Services provided under this Agreement, Party A consent that in the event of any dispute, controversy or claim between the Parties arising out of or relating to this Agreement, or the breach, termination or invalidity thereof (collectively, a “Dispute”), the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations between the Parties; (b) if such consultations do not result in a resolution of dispute, then the dispute shall be resolved by binding arbitration, rather than in court, except that (i) Party A may assert claims in a small claims court that is a Governing Court in the County of Los Angeles, California if Party A’s claims qualify and (ii) Party A or Party B may bring suit in the United Stated District Court of the Central District of California but solely for claims relating to infringement of goods, counterfeit goods or other misuse of Intellectual Property Right(s). There is no judge or jury in arbitration, and court review of an arbitration award is limited. Thus, Party A understand that an agreement to arbitrate is a waiver of a right to a jury trial. However, and arbitrator can award on an individual basis the same damages and relief as a court (including injunctive and declaratory relief or statutory damages), and an arbitrator must follow the terms of this Agreement as would a court. The arbitration will be conducted by the American Arbitration Association (AAA) under its rules, including the AAA’s Supplementary Procedures for Consumer- Related Disputes. Payment of all filing, administration and arbitrator fees will be governed by the AAA’s rules and the arbitration shall take place in Southern California within 120 days of the filing of a demand for arbitration. Party A and Party B agree that neither of Party B will seek attorneys’ fees and costs from the other in arbitration unless the arbitrator determines the claims are frivolous. Party A may choose to appear at the arbitration by way of telephone, video conference, FaceTime or based on written submissions. Party B and Party A each agree that any dispute resolution proceedings will be conducted only on an individual basis and not in a class, consolidated, representative or private attorney general action. If for any reason a claim proceeds in court rather than in arbitration, Party B and Party A each waive any right to a jury trial.

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17.2.	Party B failure to enforce Party A’s strict performance of any provision of this Agreement will not constitute a waiver of Party B’s right to enforce such provision or any other provision of this Agreement subsequently.

17.3.	Party B will send all notices and other communications regarding this Agreement to Party A at the e-mail address(es) Party A designated for notifications and updates on Party B’s site, or by any other means then specified by Party B. Party B may also communicate with Party A electronically and via other media, and Party A consent to such communications regardless of any “e-mail preferences” (or similar preferences or requests) Party A may have indicated at Party B’s Site or by any other means. Party A will ensure that all of Party A’s information is up to date and accurate at all times. Party A must send all notices and other communications relating to Party B to Party B’s project specialist via e-mail or other electronic communication media.

17.4.	This agreement incorporates and Party A accept the applicable Service Term(s), the exhibits, and the Program Policies. Any issues not mentioned in this agreement shall be settled through consultations between both parties and this will involve Party A in signing a new agreement. This Agreement and its exhibits and attachments constitute the entire agreement between the parties with respect to the Services and related subject matter and supersede any previous or contemporaneous oral or written agreements and understandings.

17.5.	The Agreement will be sent to Party A via electronic fax. Party A shall sign and fax it back us. Signatures by PDF/DocuSign shall be deemed to be sufficient and binding.

(End of contents, next is Signature page)

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PARTY A	PARTY B

DUKE SYSTEM LOGISTICS INC
Company Name	Company Name

Print Name	Print Name

Title	Title

Signature	Signature

Date	Date

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Exhibit A: Prohibited and Restricted Items for Import and Export

I.	Rules Regarding Prohibited and Restricted Items for Export in Mainland China

1.	Mainland China Prohibited Items for Export

(1)	All items on the list of prohibited items for import;

(2)	Manuscripts, presswork, films, photos, CDs, movies, tapes, videos, laser discs, computer storage media, and other items with contents related to national secrets;

(3)	Precious cultural relic and other cultural relics with banned on exports;

(4)	Endangered and precious animals, plants, and their seeds and reproductive materials (including samples).

2.	Mainland China Restricted Items for Export

(1)	Precious metals and their products (gold, silver, etc.);

(2)	Foreign currencies and securities; ￥6,000 RMB carried by individuals;

(3)	Transceivers and communication secrecy equipment;

(4)	Precious Chinese Herbal Medicines;

(5)	Cultural relic;

(6)	Other items with amount limit regulations by customs.

II.	Rules Regarding Prohibited and Restricted Items for Import and Export Overseas

1.	General Restricted Items for Import and Export Overseas Without any special conditions or arrangements, the following items cannot be imported or exported to any countries overseas. (Different destination countries may have additional rules. Customs may make adjustments for certain items, which may cause delays.)

(1)	Mailing addresses of land force/ navy;

(2)	Skeletons, human organs or parts, human embryo, cremated or excavated human remains;

(3)	Explosives, guns, weapons and their parts（can be carried to and from Puerto）;

(4)	Perishable food and drinks that require refrigeration;

(5)	Animals alive (including insects);

(6)	Plants and plant materials, including flowers (Fresh flowers from Canada branches or Columbia, Ecuador, the Netherlands can be delivered abroad);

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(7)	Lottery and gambling equipment whose import is banned by local and federal laws;

(8)	Currencies (cash, coins, notes, securities, stocks with endorsements, bonds, and cash letters);

(9)	Coins, notes, and stamps for collection;

(10)	Pornography；

(11)	Deleterious wastes that include but not limit to used needles, injectors, or other pharmaceutical wastes;

(12)	Items that may cause injuries, equipment damages, or other items’ shipping delays;

(13)	Items that require transfer or import and export license;

(14)	Items whose import and export are banned by any laws or regulations;

(15)	Items whose custom values exceed destinations’ import limits;

(16)	Any dangerous items not allowed by related dangerous item regulations and rules;

(17)	Processed or unprocessed dead animals, including insects and pets (hunting souvenir samples as well as completely dried and processed whole animals or animal parts are allowed for overseas shipping);

(18)	Damped packages, packages with abnormal smell;

(19)	Wildlife, including animals and plants (Carriers shall get the permission of Overseas Fish and Wildlife Protection Committee before exports).

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2.	Prohibited Items for Import Overseas

The following items are banned on import by laws overseas:

(1)	White phosphorus matches；

(2)	Immoral products（Overseas Federal Government Administrative Laws. Volume 19, Clause 1.40），including movies, videos, photos, books, etc;

(3)	Products made by prisoners or forced labor Overseas Federal Government Administrative Laws.

Volume 19, Clause 12.42);

(4)	Coins, stamps, currencies, or securities forged or altered by any countries; cast plates or equipment used for forging and alteration;

(5)	Spring blade knives/ butterfly knives/ gravity knives/ ballistic knives;

(6)	Products produced by countries that implement trade embargo or are imposed sanctions;

(7)	Items made of dog or cat fur.

3.	Restricted Items for Import Overseas（Regulation Organizations）

The following items can be shipped overseas by carriers, but require permissions from regulation organizations due to the restrictions by laws abroad.

(1)	Virus, serum, toxin, antitoxins, and similar products;

(2)	Animal products and animal feed;

(3)	Wildlife, birds, insect bodies and products (fur, eggs, feather, honey, etc.);

(4)	Seeds and non-propagative agricultural products;

(5)	Imperishable food (canned food);

(6)	Vehicles, boats and related equipment parts;

(7)	Electronic products;

(8)	Cultural relic (including memorials, architectural sculptures, and frescos before Columbus discovered American continent;

(9)	Textile, wool/cashmere products, fur;

(10)	Chemicals (including pesticides and fertilizers);

(11)	Medicine, pharmaceutical equipment, cosmetics;

(12)	Alcohol, wine;

(13)	Nuclear and radioactive materials.

In case of any discrepancies, the actual lists published by government or relative departments shall prevail.

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EXHIBIT B: IATA Dangerous Goods (DG) Classification

1.	Explosives: Ammunition/cartridges, Fireworks/pyrotechnics, Flares, Blasting caps / detonators, Fuse, Primers, Explosive charges (blasting, demolition etc), Detonating cord, Air bag inflators, Igniters, Rockets, TNT / TNT compositions, RDX / RDX compositions, PETN / PETN compositions

2.	Gases: Aerosols, Compressed air, Hydrocarbon gas-powered devices, Fire extinguishers, Gas cartridges, Fertilizer ammoniating solution, Insecticide gases, Refrigerant gases, Lighters, Acetylene / Oxyacetylene, Carbon dioxide, Helium / helium compounds, Hydrogen / hydrogen compounds, Oxygen / oxygen compounds, Nitrogen / nitrogen compounds, Natural gas, Oil gas, Petroleum gases, Butane, Propane, Ethane, Methane, Dimethyl ether, Propene / propylene, Ethylene

3.	Flammable Liquids: Acetone / acetone oils, Adhesives, Paints / lacquers / varnishes, Alcohols, Perfumery products, Gasoline / Petrol, Diesel fuel, Aviation fuel, Liquid bio-fuels, Coal tar / coal tar distillates, Petroleum crude oil, Petroleum distillates, Gas oil, Shale oil, Heating oil, Kerosene, Resins, Tars, Turpentine, Carbamate insecticides, Organochlorine pesticides, Organophosphorus pesticides, Copper based pesticides, Esters, Ethanol, Benzene, Butanol, Dichloropropenes, Diethyl ether, Isobutanols, Isopropyl, Methanol, Octanes

4.	Flammable Solids: Alkali metals, Metal powders, Aluminum phosphide, Sodium batteries, Sodium cells, Firelighters, Matches, Calcium carbide, Camphor, Carbon, Activated carbon, Celluloid, Cerium, Copra, Seed cake, Oily cotton waste, Desensitized explosives, Oily fabrics, Oily fibers, Ferro cerium, Iron oxide (spent), Iron sponge/direct-reduced iron (spent), Met aldehyde, Naphthalene, Nitrocellulose, Phosphorus, Sulphur

5.	Oxidizing Substances: Chemical oxygen generators, Ammonium nitrate fertilizers, Chlorates, Nitrates, Perchlorates, Permanganates, Persulphates, Aluminum nitrate, Ammonium dichromate, Ammonium nitrate, Ammonium persulphate, Calcium hypochlorite, Calcium nitrate, Calcium peroxide, Hydrogen peroxide, Magnesium peroxide, Lead nitrate, Lithium hypochlorite, Potassium chlorate, Potassium nitrate, Potassium chlorate, Potassium perchlorate, Potassium permanganate, Sodium nitrate, Sodium persulphate

6.	Toxic & Infectious Substances: Medical/Biomedical waste, Clinical waste, Biological cultures / samples / specimens, Medical cultures / samples / specimens, Tear gas substances, Motor fuel anti-knock mixture, Dyes, Carbamate pesticides, Alkaloids, Allyls, Acids, Arsenates, Arsenites, Cyanides, Thiols/mercaptans, Cresols, Barium compounds, Arsenics / arsenic compounds, Beryllium/ beryllium compounds, Lead compounds, Mercury compounds, Nicotine / nicotine compounds, Selenium compounds, Antimony, Ammonium met vanadate, Adiponitrile, Chloroform, Dichloromethane, Hexachlorophene, Phenol, Resorcinol

7.	Radioactive Material: Radioactive ores, Medical isotopes, Yellowcake, Density gauges, Mixed fission products, Surface contaminated objects, Caesium radionuclides / isotopes, Iridium radionuclides / isotopes, Americium radionuclides / isotopes, Plutonium radionuclides / isotopes, Radium radionuclides / isotopes, Thorium radionuclides / isotopes, Uranium radionuclides / isotopes, Depleted uranium / depleted uranium products, Uranium hexafluoride, Enriched Uranium

8.	Corrosives: Acids/acid solutions, Batteries, Battery fluid, Fuel cell cartridges, Dyes, Fire extinguisher charges, Formaldehyde, Flux, Paints, Alkyl phenols, Amines, Polyamines, Sulphides, Polysulphides, Chlorides, Chlorosilanes, Bromine, Cyclohexylamine, Phenol / carbolic acid, Hydrofluoric acid, Hydrochloric acid, Sulfuric acid, Nitric acid, Sludge acid, Hydrogen fluoride, Iodine, Morpholine

9.	Miscellaneous Dangerous Goods: Dry ice / cardice / solid carbon dioxide, Expandable polymeric beads / polystyrene beads, Ammonium nitrate fertilizers, Blue asbestos / crocidolite, Lithium ion batteries, Lithium metal batteries, Battery powered equipment, Battery powered vehicles, Fuel cell engines, Internal combustion engines, Vehicles, Magnetized material, Dangerous goods in apparatus, Dangerous goods in machinery, Genetically modified organisms, Genetically modified micro-organisms, Chemical kits, First aid kits, Lifesaving appliances, Air bag modules, Seatbelt pretensioners, Plastics molding compound, Castor bean plant products, Polychlorinated biphenyls, Polychlorinated terphenyls, Dibromo difluoromethane, Benzaldehyde.

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EXHIBIT C: QUOTATION

(Insert rate table here)

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